JKHY Fiscal 2017 Revenue Increases 6%
August 15, 2017

Jack Henry & Associates, Inc.	Analyst & IR Contact:	Kevin D. Williams
663 Highway 60, P.O. Box 807		Chief Financial Officer
Monett, MO 65708		(417) 235-6652

FOR IMMEDIATE RELEASE

JACK HENRY & ASSOCIATES ENDS FISCAL 2017
WITH 6% INCREASE IN REVENUE
Monett, MO, August 15, 2017 - Jack Henry & Associates, Inc. (NASDAQ: JKHY), a leading provider of technology solutions and payment processing services primarily for the financial services industry, today announced fourth quarter and full year fiscal 2017 results.
Revenue for the quarter ended June 30, 2017 increased to $383.8 million, a 5% increase over the fourth quarter of fiscal 2016. Gross profit also increased 2% to $164.4 million. Net income decreased 23% to $64.7 million, or $0.83 per diluted share, due to the gain on the sale of Alogent recognized in the fourth quarter of fiscal 2016, coupled with lower deconversion fees in the fourth quarter of fiscal 2017 compared to the same period of the prior year.
Revenue for the year ended June 30, 2017 increased 6% over the year ended June 30, 2016 to $1,431.1 million, with a gross profit increase of 5% to $612.1 million. Net income totaled $245.8 million, a decrease of 1% over the prior year-to-date period, with diluted earnings per share of $3.14. The decrease in net income was due to the gain on the sale of Alogent in the prior year.
According to David Foss, President and CEO, “As we wrap up our FY'17, we are pleased to report another year of record revenue and operating income.  Our combined sales organization ended their year ahead of plan and our sales pipeline is very strong which should position us well for next year.  Additionally, we are pleased that both our employee engagement and customer satisfaction scores continue to be very solid as we enter FY'18.”
Operating Results
Revenue, cost of sales, and gross profit results for the quarter and year ended June 30, 2017 were as follows:

Revenue, Cost of Sales, and Gross Profit (Unaudited)
(In Thousands)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2017	2016		2017	2016
Revenue
License	$326	$511	(36)%	$2,385	$3,041	(22)%
Percentage of Total Revenue	<1%	<1%		<1%	<1%
Support and Service	371,008	353,364	5%	1,384,338	1,300,978	6%
Percentage of Total Revenue	97%	96%		97%	96%
Hardware	12,435	13,095	(5)%	44,394	50,627	(12)%
Percentage of Total Revenue	3%	4%		3%	4%
Total Revenue	383,769	366,970	5%	1,431,117	1,354,646	6%

Cost of Sales
Cost of License	139	325	(57)%	730	1,197	(39)%
Cost of Support and Service	210,138	195,878	7%	786,143	737,108	7%
Cost of Hardware	9,121	9,067	1%	32,161	35,346	(9)%
Total Cost of Sales	219,398	205,270	7%	819,034	773,651	6%

Gross Profit
License Gross Profit	187	186	1%	1,655	1,844	(10)%
License Gross Profit Margin	57%	36%		69%	61%
Support and Service Gross Profit	160,870	157,486	2%	598,195	563,870	6%
Support and Service Gross Profit Margin	43%	45%		43%	43%
Hardware Gross Profit	3,314	4,028	(18)%	12,233	15,281	(20)%
Hardware Gross Profit Margin	27%	31%		28%	30%
Total Gross Profit	$164,371	$161,700	2%	$612,083	$580,995	5%
Gross Profit Margin	43%	44%		43%	43%

JKHY Fiscal 2017 Revenue Increases 6%
August 15, 2017

•
Fourth quarter fiscal 2016 included revenue of $6.1 million from Alogent, which was sold near the end of that quarter. In addition, deconversion fees in the fourth quarter of fiscal 2017 decreased $8.9 million compared to the fourth quarter of the prior year. Excluding Alogent revenue and costs from the prior year, and deconversion fees from both periods, revenue increased 9% and gross profit increased 10%.

•
The twelve months ended June 30, 2016 included revenue of $28.4 million from Alogent. Deconversion fees for fiscal 2017 increased $1.9 million. Excluding the Alogent headwind, and deconversion fees from both periods, revenue increased 8% and gross profit increased 9% over the twelve months ended June 30, 2016.

•
For the fourth quarter of fiscal 2017, the bank systems and services segment revenue increased 2% to $277.4 million, with a gross margin of 40%, from $272.7 million, with a gross margin of 43%, in the same quarter last year. Excluding Alogent from the fourth quarter of fiscal 2016, bank systems and services segment revenue increased 4% for the quarter.  The credit union systems and services segment revenue increased 13% to $106.4 million, with a gross margin of 50%, for the fourth quarter of fiscal 2017 from $94.3 million, with a gross margin of 47%, in the same period a year ago. The increased revenue in the credit union segment was mainly due to an increase in bundled services revenue caused by an increase in terminations of pending products and service obligations on certain contracts allowing for earlier recognition of revenue on our bundled arrangements.

•
For the twelve months ended June 30, 2017, bank systems and services segment revenue increased 6% to $1,055.8 million, with a gross margin of 41%, from $996.7 million, with a gross margin of 41%, for the same twelve months of fiscal 2016. Excluding Alogent revenue from the prior year period, bank systems and services revenue increased 9%. Credit union systems and services segment revenue increased 5% to $375.4 million, with a gross margin of 49%, for the year-to-date period, compared to revenue of $358.0 million, with a gross margin of 48%, for the twelve months ended June 30, 2016.

Operating Expenses and Operating Income
Operating income decreased 15% to $98.9 million, or 26% of fourth quarter fiscal 2017 revenue, compared to $116.5 million, or 32% of revenue in the fourth quarter of fiscal 2016. The decrease in operating income was due to the gain on the sale of Alogent recognized in the fourth quarter of fiscal 2016, coupled with lower deconversion fees in the fourth quarter of fiscal 2017. Full year operating income increased 2% to $367.7 million, which was 26% of year-to-date revenue, compared to $361.7 million, or 27% of revenue in the twelve months ended June 30, 2016.

(Unaudited, In Thousands)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2017	2016		2017	2016
Selling and Marketing	$25,696	$23,365	10%	$93,297	$90,079	4%
Percentage of Total Revenue	7%	6%		7%	7%
Research and Development	23,340	23,964	(3)%	84,753	81,234	4%
Percentage of Total Revenue	6%	7%		6%	6%
General and Administrative	17,407	17,357	—%	69,601	67,514	3%
Percentage of Total Revenue	5%	5%		5%	5%
Gain on disposal of a business	(1,020)	(19,491)	(95)%	(3,270)	(19,491)	(83)%
Total Operating Expenses	65,423	45,195	45%	244,381	219,336	11%
Operating Income	$98,948	$116,505	(15)%	$367,702	$361,659	2%
Operating Margin	26%	32%		26%	27%

•
Selling and marketing expenses for the fourth quarter of fiscal 2017 and for the full fiscal year increased over the prior year due mainly to increased commission expense. For the fiscal year, selling and marketing expense remained at a consistent percentage of total revenue.

•
Research and development expense for the fourth quarter decreased mainly due to lower losses related to asset sales compared to the prior year quarter. The increase in research and development costs in the year ended June 30, 2017 was primarily due to a 4% increase in headcount, but these costs remained consistent with the prior year as a percentage of total revenue.

•	General and administrative expenses increased for both the quarter and year ended June 30, 2017 primarily due to an increase in headcount, but were a consistent percentage of revenue in each period.

•
In the fourth quarter of fiscal 2017, we sold our Regulatory Filing products to Fed Reporter. In the fourth quarter of fiscal 2016, we sold our Alogent business ("Alogent") to Antelope Acquisition Co., an affiliate of Battery Ventures.

Net Income
Fourth quarter net income decreased 23% to $64.7 million, or $0.83 per diluted share, compared to $84.3 million, or $1.06 per diluted share, in the fourth quarter of fiscal 2016. The decrease is due to the gain on the sale of Alogent recognized in the fourth quarter of fiscal 2016, coupled with an $8.9 million decrease in deconversion fees in the fourth quarter of fiscal 2017 compared to the same quarter of the prior year.

JKHY Fiscal 2017 Revenue Increases 6%
August 15, 2017

Net income for the year ended June 30, 2017 decreased 1% to $245.8 million, or $3.14 per diluted share, compared to $248.9 million or $3.12 per diluted share in fiscal 2016.

(Unaudited, In Thousands, Except Per Share Data)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2017	2016		2017	2016
Income Before Income Taxes	$98,594	$116,106	(15)%	$366,954	$360,536	2%
Provision for Income Taxes	33,903	31,836	6%	121,161	111,669	9%
Net Income	$64,691	$84,270	(23)%	$245,793	$248,867	(1)%
Diluted earnings per share	$0.83	$1.06	(22)%	$3.14	$3.12	1%

•
Provision for income taxes increased in the fourth quarter, with an effective tax rate at 34.4% of income before income taxes, compared to 27.4% for the same quarter of the prior year. The increase in the effective tax rate was due primarily to a significant difference in the book versus tax basis in Alogent stock sold in the fourth quarter of fiscal 2016, causing a decrease in that quarter's effective tax rate.

•
For the fiscal year, the effective tax rate increased to 33.0% of income before income taxes from 31.0% for the year ending June 30, 2016, with the increase again being due mainly to the effect of the Alogent sale on the prior year's effective tax rate.

•	The adoption of ASU 2016-09 (Improvements to Employee Share-Based Payment Accounting) resulted in an increase in diluted earnings per share of $0.03 for the year ended June 30, 2017.
Effects of Alogent and Deconversion Fees
The table below shows our results for the fourth quarter and fiscal year excluding the impact of Alogent operations and the gain on the sale of Alogent from fiscal 2016 and deconversion fees from each year.

	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	As Reported	Early Term Fees	ProForma	As Reported	Alogent Activity & Gain	Early Term Fees	ProForma	Change	% Change
Revenue	$383,769	$6,093	$377,676	$366,970	$6,089	$14,958	$345,923	$31,753	9%
Operating Income	98,948	6,093	92,855	116,505	19,946	14,958	81,601	11,254	14%
Income Before Income Taxes	98,594	6,093	92,501	116,106	19,946	14,958	81,202	11,299	14%
Provision for Income Taxes	33,903	2,193	31,710	31,836	1,317	5,385	25,134	6,576	26%
Net Income	$64,691	$3,900	$60,791	$84,270	$18,629	$9,573	$56,068	$4,723	8%

Diluted earnings per share	$0.83	$0.05	$0.78	$1.06	$0.24	$0.12	$0.71	$0.07	10%
Diluted weighted average shares outstanding	78,064	78,064	78,064	79,261	79,261	79,261	79,261

	Year Ended June 30, 2017			Year Ended June 30, 2016
	As Reported	Early Term Fees	ProForma	As Reported	Alogent Activity & Gain	Early Term Fees	ProForma	Change	% Change
Revenue	$1,431,117	$39,516	$1,391,601	$1,354,646	$28,422	$37,589	$1,288,635	$102,966	8%
Operating Income	367,702	39,516	328,186	361,659	21,836	37,589	302,234	25,952	9%
Income Before Income Taxes	366,954	39,516	327,438	360,536	21,836	37,589	301,111	26,327	9%
Provision for Income Taxes	121,161	14,226	106,935	111,669	1,998	13,532	96,139	10,796	11%
Net Income	$245,793	$25,290	$220,503	$248,867	$19,838	$24,057	$204,972	$15,531	8%

Diluted earnings per share	$3.14	$0.32	$2.82	$3.12	$0.25	$0.30	$2.57	$0.25	10%
Diluted weighted average shares outstanding	78,255	78,255	78,255	79,734	79,734	79,734	79,734
According to Kevin Williams, CFO, "We thought it was important to provide our operating results on a true apples-to-apples comparison without all the noise created by the divestiture of Alogent in the prior year and the early term fees from both fiscal years. The divestiture created revenue headwinds during the year and had a significant one time gain on the sale and the early term fees

JKHY Fiscal 2017 Revenue Increases 6%
August 15, 2017

are primarily caused by mergers and acquisitions of our customers, which we have no control over. Therefore, it makes sense to remove both of these to provide a clear picture of our operations."

Balance Sheet and Cash Flow Review

•	At June 30, 2017, cash and cash equivalents increased to $114.8 million from $70.3 million at June 30, 2016.

•	Trade receivables totaled $276.9 million at June 30, 2017 compared to $253.9 million at June 30, 2016.

•	Current and long-term debt totaled $50.0 million at June 30, 2017, an increase from $0.2 million a year ago.

•	Total deferred revenue decreased to $511.4 million at June 30, 2017, compared to $521.1 million a year ago.

•	Stockholders' equity increased to $1,032.1 million at June 30, 2017, compared to $996.2 million a year ago.
Cash provided by operations totaled $357.3 million in fiscal 2017 compared to $366.4 million last year. The following table summarizes net cash (in thousands) from operating activities:

(Unaudited, In Thousands)	Year Ended June 30,
	2017	2016
Net income	$245,793	$248,867
Depreciation	49,677	50,571
Amortization	90,109	79,077
Other non-cash expenses	46,840	31,356
Change in receivables	(22,499)	(13,735)
Change in deferred revenue	(8,800)	4,364
Change in other assets and liabilities	(43,798)	(34,078)
Net cash provided by operating activities	$357,322	$366,422
Cash used in investing activities for fiscal 2017 totaled $141.6 million, compared to $136.0 million for the same period in fiscal 2016 and included the following:

(Unaudited, In Thousands)	Year Ended June 30,
	2017	2016
Payment for acquisitions, net of cash acquired	$—	$(8,275)
Capital expenditures	(41,947)	(56,325)
Proceeds from the sale of businesses	5,632	34,030
Proceeds from the sale of assets	968	2,844
Internal use software	(16,608)	(11,826)
Computer software developed	(89,631)	(96,411)
Net cash from investing activities	$(141,586)	$(135,963)

•	The $41.9 million in capital expenditures was mainly for the purchase of computer equipment.
Financing activities used cash of $171.3 million in fiscal 2017 and $308.5 million in fiscal 2016.

(Unaudited, In Thousands)	Year Ended June 30,
	2017	2016
Borrowings on credit facilities	$80,000	$100,000
Repayments on credit facilities	(30,200)	(152,500)
Purchase of treasury stock	(130,140)	(175,662)
Dividends paid	(91,707)	(84,118)
Net cash from issuance of stock and tax related to stock-based compensation	766	3,818
Net cash from financing activities	$(171,281)	$(308,462)

Quarterly Conference Call
The company will hold a conference call on August 16, 2017; at 7:45 a.m. Central Time and investors are invited to listen at www.jackhenry.com.

JKHY Fiscal 2017 Revenue Increases 6%
August 15, 2017

About Jack Henry & Associates
Jack Henry & Associates, Inc. (NASDAQ: JKHY) is a leading provider of technology solutions and payment processing services primarily for the financial services industry. Its solutions serve more than 9,000 customers nationwide, and are marketed and supported through three primary brands. Jack Henry Banking® supports banks ranging from community banks to multi-billion dollar institutions with information processing solutions.  Symitar® is the leading provider of information processing solutions for credit unions of all sizes. ProfitStars® provides highly specialized products and services that enable financial institutions of every asset size and charter, and diverse corporate entities to mitigate and control risks, optimize revenue and growth opportunities, and contain costs.  Additional information is available at www.jackhenry.com.
Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.

JKHY Fiscal 2017 Revenue Increases 6%
August 15, 2017

Condensed Consolidated Statements of Income (Unaudited)
(In Thousands, Except Per Share Data)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2017	2016		2017	2016
REVENUE
License	$326	$511	(36)%	$2,385	$3,041	(22)%
Support and service	371,008	353,364	5%	1,384,338	1,300,978	6%
Hardware	12,435	13,095	(5)%	44,394	50,627	(12)%
Total	383,769	366,970	5%	1,431,117	1,354,646	6%
COST OF SALES
Cost of license	139	325	(57)%	730	1,197	(39)%
Cost of support and service	210,138	195,878	7%	786,143	737,108	7%
Cost of hardware	9,121	9,067	1%	32,161	35,346	(9)%
Total	219,398	205,270	7%	819,034	773,651	6%
GROSS PROFIT	164,371	161,700	2%	612,083	580,995	5%
Gross Profit Margin	43%	44%		43%	43%
OPERATING EXPENSES
Selling and marketing	25,696	23,365	10%	93,297	90,079	4%
Research and development	23,340	23,964	(3)%	84,753	81,234	4%
General and administrative	17,407	17,357	—%	69,601	67,514	3%
Gain on disposal of a business	(1,020)	(19,491)	(95)%	(3,270)	(19,491)	(83)%
Total	65,423	45,195	45%	244,381	219,336	11%
OPERATING INCOME	98,948	116,505	(15)%	367,702	361,659	2%
INTEREST INCOME (EXPENSE)
Interest income	38	49	(22)%	248	307	(19)%
Interest expense	(392)	(448)	(13)%	(996)	(1,430)	(30)%
Total	(354)	(399)	(11)%	(748)	(1,123)	(33)%
INCOME BEFORE INCOME TAXES	98,594	116,106	(15)%	366,954	360,536	2%
PROVISION FOR INCOME TAXES	33,903	31,836	6%	121,161	111,669	9%
NET INCOME	$64,691	$84,270	(23)%	$245,793	$248,867	(1)%
Diluted net income per share	$0.83	$1.06		$3.14	$3.12
Diluted weighted average shares outstanding	78,064	79,261		78,255	79,734

Consolidated Balance Sheet Highlights (Unaudited)
(In Thousands)				June 30,		% Change
				2017	2016
Cash and cash equivalents				$114,765	$70,310	63%
Receivables				276,923	253,923	9%
Total assets				1,908,945	1,815,512	5%

Accounts payable and accrued expenses				$88,415	$100,007	(12)%
Current and long-term debt				50,000	200	24,900%
Deferred revenue				511,384	521,054	(2)%
Stockholders' equity				1,032,051	996,210	4%